UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GRAYBUG VISION, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Graybug Vision, Inc. Important Notice Regarding the Availability of Proxy Materials Stockholders Meeting to be held on June 2, 2022 For Stockholders of record as of April 08, 2022 Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions. When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above. * If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material. Graybug Vision, Inc. Meeting Type: Date: Time: Place: Annual Meeting of Stockholders Thursday, June 2, 2022 9:00 AM, Pacific Time To be held virtually -- please visit www.proxydocs.com/GRAY for additional information on virtual meeting registration. You must register to attend the meeting online and/or participate at www.proxydocs.com/GRAY SEE REVERSE FOR FULL AGENDA INTERNET www.investorelections.com/GRAY TELEPHONE (866) 648-8133 * E-MAIL paper@investorelections.com To order paper materials, use one of the following methods. For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/GRAY If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before May 23, 2022. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/GRAY To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. P.O. BOX 8016, CARY, NC 27512-9903

Graybug Vision, Inc. Annual Meeting of Stockholders PROPOSAL 1. Election of Class II Directors 1.01 Eric Bjerkholt 1.02 Frederic Guerard 2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. 3. To approve an increase of 2,340,000 shares in the number of shares authorized for issuance under the 2020 Equity Incentive Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ALL NOMINEES AND FOR PROPOSALS 2 AND 3